SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant    ☒

Filed by a party other than the Registrant    ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12

Criticare Systems, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies: Not Applicable

(2)	Aggregate number of securities to which transaction applies: Not Applicable

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): Not Applicable

(4)	Proposed maximum aggregate value of transaction: Not Applicable

(5)	Total fee paid: Not Applicable

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid: Not Applicable

(2)	Form, Schedule or Registration Statement No.: Not Applicable

(3)	Filing Party: Not Applicable

(4)	Date Filed: Not Applicable

CRITICARE SYSTEMS, INC.

20925 Crossroads Circle, Suite 100

Waukesha, Wisconsin 53186

Notice of Annual Meeting of Stockholders

The Annual Meeting of Stockholders of Criticare Systems, Inc. will be held at the Company’s headquarters, 20925 Crossroads Circle, Suite 100, Waukesha, Wisconsin 53186, on Friday, November 14, 2003 at 4:00 p.m., local time, for the following purposes:

1.    To elect two directors, each to serve for a three-year term.

2.    To approve and adopt the Criticare Systems, Inc. 2003 Stock Option Plan.

3.    To ratify the appointment of BDO Seidman, LLP, independent certified public accountants, as auditors of the Company for its fiscal year ending June 30, 2004.

4.    To transact any other business as may properly come before the meeting and any adjournment or adjournments thereof.

The transfer books of the Company will not be closed for the Annual Meeting. Stockholders of record at the close of business on September 26, 2003 are entitled to receive notice of, and to vote at, the Annual Meeting.

All stockholders are cordially invited to attend the meeting in person, if possible. Stockholders who are unable to be present in person are requested to complete, sign and date the enclosed proxy and return it promptly in the enclosed envelope. Your attendance at the meeting, whether in person or by proxy, is important to ensure a quorum. If you later find that you may be present at the meeting or for any other reason desire to revoke your proxy, you may do so at any time before it is voted. Stockholders holding shares in brokerage accounts (“street name” holders) who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

By Order of the Board of Directors

Michael J. Sallmann,

Secretary

Waukesha, Wisconsin

October 9, 2003

CRITICARE SYSTEMS, INC.

20925 Crossroads Circle, Suite 100

Waukesha, Wisconsin 53186

PROXY STATEMENT FOR 2003 ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Criticare Systems, Inc. (the “Company”), to be voted at the Annual Meeting of Stockholders to be held at the Company’s headquarters, 20925 Crossroads Circle, Suite 100, Waukesha, Wisconsin 53186, at 4:00 p.m., local time, on Friday, November 14, 2003, and at any adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting. The mailing of this Proxy Statement and accompanying form of proxy is being made on or about October 9, 2003.

GENERAL INFORMATION

The Board of Directors knows of no business which will be presented to the meeting other than the matters referred to in the accompanying Notice of Meeting. However, if any other matters are properly presented to the meeting, it is intended that the persons named in the proxy will vote on such matters in accordance with their judgment. If the enclosed form of proxy is executed and returned, it nevertheless may be revoked at any time before it has been voted by a later dated proxy or a vote in person at the Annual Meeting. Shares represented by properly executed proxies received on behalf of the Company will be voted at the Annual Meeting (unless revoked prior to their vote) in the manner specified therein. If no instructions are specified in a signed proxy returned to the Company, the shares represented thereby will be voted (1) in FAVOR of the election of the nominees listed in the enclosed proxy as directors of the Company; (2) in FAVOR of the adoption and approval of the Criticare Systems, Inc. 2003 Stock Option Plan (the “2003 Plan”); and (3) in FAVOR of the ratification of BDO Seidman, LLP as independent auditors for the 2004 fiscal year.

Only holders of the Company’s common stock, par value $0.04 per share (the “Common Stock”), whose names appear of record on the books of the Company at the close of business on September 26, 2003 (the “Record Date”) are entitled to vote at the Annual Meeting. On that date, the only outstanding shares of capital stock of the Company were 11,072,846 shares of Common Stock. Each share of Common Stock is entitled to one vote on each matter to be presented at the meeting. The election of directors requires the affirmative vote of the holders of a plurality of the shares represented, in person or by proxy, at the meeting and the approval and adoption of the 2003 Plan and the ratification of independent auditors each requires the affirmative vote of the holders of a majority of the shares represented, in person or by proxy, at the meeting. Abstentions and broker non-votes (i.e., shares held by brokers in street name, voting on certain matters due to discretionary authority or instructions from the beneficial owners but not voting on other matters due to lack of authority to vote on such matters without instructions from the beneficial owner) will count toward the quorum requirement and will not count toward the determination of whether the directors are elected, the 2003 Plan is approved or the appointment of independent auditors is ratified.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Pursuant to the authority contained in the By-Laws of the Company, the Board of Directors has established the number of directors of the Company at five. Milton Datsopoulos and Karsten Houm retired from the Board of Directors in February 2003 and the size of the Board was reduced at that time to five directors from seven directors. The Company’s By-Laws provide that the Board of Directors will be divided into three classes as nearly equal in number as possible, with the term of one class expiring each year. The terms of two directors expire at the Annual Meeting. Accordingly, the Board of Directors has nominated for re-election as directors Stephen K. Tannenbaum and Emil H. Soika, each to serve terms of three years, until the 2006 Annual Meeting of Stockholders. Proxies cannot be voted for more than two candidates for director.

The directorship of Jeffrey T. Barnes is connected with the investment in the Company pursuant to the terms of a Purchase Agreement, dated as of October 17, 2000, among the Company, Oxford Bioscience Partners III L.P., Oxford Bioscience Partners (Bermuda) III Limited Partnership and mRNA Fund L.P.

As indicated below, the persons nominated by the Board of Directors are incumbent directors. The Company anticipates that the nominees will be candidates when the election is held. However, if for any reason either of the nominees is not a candidate at that time, proxies will be voted for any substitute nominee designated by the incumbent directors (except where a proxy withholds authority with respect to the election of a director).

The Board of Directors recommends that stockholders vote in FAVOR of the election of Emil H. Soika and Stephen K. Tannenbaum as directors of the Company.

Name, Age, Principal Occupation for Past Five Years and Directorships	Age	Director Since	Present Term Ends
Nominees For Election As Directors

Emil H. Soika	65	1998	2003 Annual Meeting

Mr. Soika has served as President and Chief Executive Officer of the Company since November 1998. From November 1995 to September 1998, Mr. Soika served as Vice President and General Manager of Spacelabs Medical, a medical monitoring and clinical information systems company.

Stephen K. Tannenbaum	52	2001	2003 Annual Meeting

Mr. Tannenbaum has served as the President of Tannenbaum & Company, PC, a certified public accounting firm located in Denver, Colorado, since September 1994.

Other Directors

Higgins D. Bailey, Ed.D.	73	2000	2004 Annual Meeting

Dr. Bailey has served as Chairman of the Board of the Company since May 2003. Dr. Bailey has served as Chairman of the Board of Entropin, Inc., a development-stage pharmaceutical company, since July 1992. Dr. Bailey has been the business manager of the Thomas T. Anderson law firm, located in Indio, California, since September 1991.

Jeffrey T. Barnes	49	2000	2005 Annual Meeting

Mr. Barnes has been a partner of Oxford Bioscience, a venture capital company, since October 1999. From February 1997 to October 1999, Mr. Barnes served as a Principal of Robertson Stephens, an investment banking firm.

N.C. Joseph Lai, Ph.D.	61	1984	2005 Annual Meeting

Dr. Lai has served as Executive Chairman of BioForm, Inc., a company that produces special medical devices, since December 2002. From June 1999 to December 2002, Dr. Lai served as President and Chief Executive Officer of BioForm, Inc. Dr. Lai was a co-founder of the Company and served as Vice Chairman of its Board and as an officer from the Company’s inception in October 1984 until November 1998.

Directors’ Meetings and Committees

The Board of Directors held three meetings during the Company’s fiscal year ended June 30, 2003. All of the incumbent directors other than Mr. Barnes attended at least 75% of the meetings of the Board of Directors and of the committees of the Board of Directors upon which they served. Mr. Barnes attended two of the three meetings of the Board of Directors.

The Board of Directors has an Audit Committee and a Compensation Committee. Each member of the Audit Committee and the Compensation Committee qualifies as an independent director under the current listing standards of the Nasdaq Stock Market.

The members of the Audit Committee are Dr. Higgins D. Bailey, Dr. N.C. Joseph Lai and Stephen K. Tannenbaum (Chairman). The Audit Committee met seven times during the fiscal year ended June 30, 2003. The Audit Committee is responsible for assisting the Board of Directors with oversight of (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent auditors’ qualifications and independence and (4) the performance of the independent auditors. The Audit Committee has the direct authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors. The Audit Committee’s responsibilities are stated more fully in its charter which previously has been adopted by the Board of Directors and was attached to the Company’s Proxy Statement for the 2001 Annual Meeting of Stockholders. The Audit Committee’s report required by the rules of the Securities and Exchange Commission (“SEC”) appears on page 4.

The Compensation Committee is comprised of Dr. Higgins D. Bailey (Chairman) and Stephen K. Tannenbaum. The responsibilities of the Compensation Committee are to make recommendations to the Board of Directors with respect to compensation for the executive officers of the Company and to oversee the Company’s stock plans. The Compensation Committee met two times during the fiscal year ended June 30, 2003.

Fees of Independent Auditors

The SEC has adopted rules that beginning December 15, 2003 will require the disclosure of fees paid to the independent auditors in a new format. The Company is voluntarily providing the new disclosure before it is required. The following table uses the new fee disclosure format to summarize the fees the Company paid for audit and non-audit services rendered by the Company’s independent auditors during fiscal years 2003 and 2002:

Service Type	Fiscal 2003	Fiscal 2002
Audit Fees (1)	$178,037	$186,325
Audit-related Fees	—	—
Tax Fees (2)	7,850	20,150
All Other Fees	—	—

Total Fees Billed	$185,887	$206,475

(1)	Consists of fees for professional services rendered in connection with the audit of the Company’s financial statements for the fiscal years ended June 30, 2003 and June 30, 2002; the reviews of the financial statements included in each of the Company’s quarterly reports on Form 10-Q during those fiscal years; and consents and assistance with documents filed by the Company with the SEC.
(2)	Consists of fees for tax advisory services in connection with preparation of the Company’s federal and state tax returns and I.R.S. audit as well as tax services for certain executive officers in fiscal 2002 paid for by the Company.

The Audit Committee of the Board of Directors of the Company considered that the provision of the services and the payment of the fees described above are compatible with maintaining the independence of BDO Seidman, LLP.

The Audit Committee has adopted policies that require each separate engagement of the independent auditors to provide any services for the Company to be approved in advance by the entire Audit Committee or the Chairman of the Audit Committee.

Report of the Audit Committee

The Audit Committee is comprised of three members of the Company’s Board of Directors. Each member of the Audit Committee is independent as defined in the listing standards of the Nasdaq Stock Market. The duties and responsibilities of the Audit Committee are set forth in the Audit Committee Charter, which has previously been adopted by the Board of Directors and was attached to the Company’s Proxy Statement for the 2001 Annual Meeting of Stockholders.

The Audit Committee has:

•	reviewed and discussed the Company’s audited financial statements for the fiscal year ended June 30, 2003 with the Company’s management and with the Company’s independent auditors;

•	discussed with the Company’s independent auditors the matters required to be discussed by SAS 61, as modified or supplemented (Codification for Statements on Auditing Standards); and

•	received and discussed the written disclosures and the letter from the Company’s independent auditors required by Independence Standards Board Statement No. 1 (Independence discussions with Audit Committees).

Based on such review and discussions with management and the independent auditors, the Audit Committee recommended that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2003, for filing with the SEC.

AUDIT COMMITTEE:

Stephen K. Tannenbaum (Chairman)

Dr. Higgins D. Bailey

Dr. N.C. Joseph Lai

Executive Officers

The executive officers of the Company are as follows:

Name	Age	Title
Emil H. Soika	65	President, Chief Executive Officer and Director
Drew M. Diaz	40	Vice President-Worldwide Sales
Michael T. Larsen	44	Vice President-Quality Control/Quality Assurance
Joseph P. Lester	53	Vice President and General Manager
Stephen D. Okland	61	Vice President-Domestic Sales
Michael J. Sallmann	42	Vice President-Finance and Secretary
Deborah A. Zane	49	Vice President-Marketing and Business Development

The term of office and past business experience of Mr. Soika are described above.

Mr. Diaz was promoted from Director of International Sales to Vice President-International Sales in May 1997 and was most recently promoted to Vice President-Worldwide Sales in January 2002.

Mr. Larsen has served as Vice President-Quality Control/Quality Assurance since September 1990.

Mr. Lester was promoted to Vice President and General Manager in October 2000 and joined the Company as Vice President-Operations in January 2000. Prior to joining the Company, Mr. Lester was Vice President-Operations for Siemens Medical Systems, Inc., a medical device company, from April 1997 to January 2000.

Mr. Okland served as Vice President-Alternate Care Sales of the Company from April 1986 to December 2001 and as Vice President-Domestic Sales of the Company since January 2002.

Mr. Sallmann has served as Vice President-Finance and Secretary of the Company since March 2001. Prior to joining the Company, Mr. Sallmann was Vice President-Finance and Administration for Acro Automation Systems, a manufacturer of factory automation equipment, from January 1996 to March 2001.

Ms. Zane has served as Vice President-Marketing and Business Development of the Company since September 2001. From March 1999 to September 2001, Ms. Zane served in various marketing positions for the Company. Prior to joining the Company, Ms. Zane served as Global Marketing Manager for Datascope Corporation, a medical electronics company, from March 1996 to March 1999.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC on Forms 3, 4 and 5. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file.

Based solely on a review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that during fiscal 2003 all section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, except that Mr. Larsen filed a Form 5 report in August 2003 to report the grant of a common stock option in June 2003 and a Form 4 report in March 2003 to report the grant of a common stock option in January 2003, Mr. Diaz filed a Form 4 report in March 2003 to report the grant of a common stock option in January 2003 and the extension of an expiring common stock option in February 2003, Mr. Sallmann filed a Form 4 report in March 2003 to report the grant of a common stock option in January 2003, Ms. Zane filed a Form 4 report in March 2003 to report the grant of a common stock option in January 2003, Mr. Lester filed a Form 4 report in March 2003 to report the grant of a common stock option in January 2003 and Mr. Tannenbaum filed a Form 4 report in March 2003 to report the grant of a common stock option in January 2003.

EXECUTIVE COMPENSATION

The following table sets forth information with respect to all compensation, including stock options granted and all cash bonuses and accrued deferred compensation, incurred by the Company during the three fiscal years ended June 30, 2003 awarded to or earned by the person who served as Chief Executive Officer during fiscal 2003 and the four other most highly compensated executive officers of the Company in fiscal 2003. The persons listed below are sometimes referred to herein as the “named executive officers.”

Summary Compensation Table

		Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Year	Salar($)		Bonus ($)(1)	Other Annual Compensation($)(2)	Securities Underlying Options/SARs (#)	All Other Compensation ($)
Emil H. Soika President and Chief Executive Officer	2003 2002 2001	206,250 180,000 144,792		25,000 — 300	1,349 1,349 1,349	— — 200,000	12,725 14,173 8,003	(3) (3) (3)

Drew M. Diaz Vice President—Worldwide Sales	2003 2002 2001	262,267 220,178 239,962	(4) (4) (4)	— 10,000 4,500	1,640 1,640 1,640	14,000 — 54,000	6,425 5,639 6,046	(5) (5) (5)

Joseph P. Lester Vice President and General Manager	2003 2002 2001	134,167 120,000 117,083		2,495 — 300	1,089 1,089 1,146	50,000 — 75,000	3,308 7,103 1,572	(6) (6) (6)

Stephen D. Okland Vice President—Domestic Sales	2003 2002 2001	229,252 178,409 230,050	(7) (7) (7)	20,274 67,252 42,623	6,000 6,000 6,000	— — 13,500	6,456 5,620 4,181	(8) (8) (8)

Deborah A. Zane Vice President—Marketing and Business Development	2003 2002 2001	178,273 163,936 141,279	(9) (9) (9)	20,000 30,000 300	5,400 4,800 4,800	10,000 — 40,000	4,720 3,904 3,793	(10) (10) (10)

(1)	The bonus payments to Mr. Okland in fiscal 2003, 2002 and 2001 are pursuant to an arrangement that measures quarterly performance targets. Bonus payments to Messrs. Soika, Diaz and Lester and Ms. Zane were made in the discretion of the Company.
(2)	The amounts for Mr. Okland and Ms. Zane represent automobile allowance payments and the amounts for Messrs. Soika, Diaz and Lester represent the compensation recognized for the personal use of an automobile leased by the Company.
(3)	For fiscal 2003, represents $725 of premiums paid by the Company on a life insurance policy, the proceeds of which are payable to the beneficiary of Mr. Soika and $12,000 of fees for services as a director of the Company. For fiscal 2002, represents $573 of premiums paid by the Company on a life insurance policy, the proceeds of which are payable to the beneficiary of Mr. Soika, $1,600 paid by the Company for tax services rendered to Mr. Soika and $12,000 of fees for services as a director of the Company. For fiscal 2001, represents $503 of premiums paid by the Company on a life insurance policy, the proceeds of which are payable to the beneficiary of Mr. Soika, $1,500 paid by the Company for tax services rendered to Mr. Soika and $6,000 of fees for services as a director of the Company.
(4)	For fiscal 2003, represents a fixed salary of $110,378 paid by the Company to Mr. Diaz, and commissions of $151,889 paid by the Company to Mr. Diaz based on a percentage of certain sales by the Company. For fiscal 2002, represents a fixed salary of $98,333 paid by the Company to Mr. Diaz, and commissions of $121,845 paid by the Company to Mr. Diaz based on a percentage of certain sales by the Company. For fiscal 2001, represents a fixed salary of $80,068 paid by the Company to Mr. Diaz, and commissions of $159,894 paid by the Company to Mr. Diaz based on a percentage of certain sales by the Company.

(5)	For fiscal 2003, represents $1,700 paid by the Company for tax services rendered to Mr. Diaz, $725 of premiums paid by the Company on a life insurance policy, the proceeds of which are payable to the beneficiary of Mr. Diaz, and $4,000 of Company contributions to the 401(k) plan on behalf of Mr. Diaz. For fiscal year 2002, represents $1,750 paid by the Company for tax services rendered to Mr. Diaz, $489 of premiums paid by the Company on a life insurance policy, the proceeds of which are payable to the beneficiary of Mr. Diaz, and $3,400 of Company contributions to the 401(k) plan on behalf of Mr. Diaz. For fiscal year 2001, represents $2,550 paid by the Company for tax services rendered to Mr. Diaz, $361 of premiums paid by the Company on a life insurance policy, the proceeds of which are payable to the beneficiary of Mr. Diaz, and $3,135 of Company contributions to the 401(k) plan on behalf of Mr. Diaz.
(6)	For fiscal 2003, represents $720 of premiums paid by the Company on a life insurance policy, the proceeds of which are payable to the beneficiary of Mr. Lester and $2,588 of Company contributions to the 401(k) plan on behalf of Mr. Lester. For fiscal 2002, represents $523 of premiums paid by the Company on a life insurance policy, the proceeds of which are payable to the beneficiary of Mr. Lester, $2,428 of Company contributions to the 401(k) plan on behalf of Mr. Lester and $4,152 of temporary living expenses paid on behalf of Mr. Lester. For fiscal 2001, represents $418 of premiums paid by the Company on a life insurance policy, the proceeds of which are payable to the beneficiary of Mr. Lester, and $1,154 of Company contributions to the 401(k) plan on behalf of Mr. Lester.
(7)	For fiscal 2003, represents a fixed salary of $90,000 paid by the Company to Mr. Okland, and commissions of $139,252 paid by the Company to Mr. Okland based on a percentage of certain domestic sales by the Company. For fiscal 2002, represents a fixed salary of $90,000 paid by the Company to Mr. Okland, and commissions of $88,409 paid by the Company to Mr. Okland based on a percentage of certain domestic sales by the Company. For fiscal 2001, represents a fixed salary of $87,000 paid by the Company to Mr. Okland, and commissions of $143,050 paid by the Company to Mr. Okland based on a percentage of certain domestic sales by the Company.
(8)	For fiscal 2003, represents $725 of premiums paid by the Company on a life insurance policy, the proceeds of which are payable to the beneficiary of Mr. Okland, $4,000 of Company contributions to the 401(k) plan on behalf of Mr. Okland and $1,731 paid in lieu of vacation. For fiscal 2002, represents $489 of premiums paid by the Company on a life insurance policy, the proceeds of which are payable to the beneficiary of Mr. Okland, $3,400 of Company contributions to the 401(k) plan on behalf of Mr. Okland and $1,731 paid in lieu of vacation. For fiscal 2001, represents $781 of premiums paid by the Company on a life insurance policy, the proceeds of which are payable to the beneficiary of Mr. Okland, and $3,400 of Company contributions to the 401(k) plan on behalf of Mr. Okland.
(9)	For fiscal 2003, represents a fixed salary of $120,000 paid by the Company to Ms. Zane, and commissions of $58,273 paid by the Company to Ms. Zane based on a percentage of certain sales by the Company. For fiscal 2002, represents a fixed salary of $111,667 paid by the Company to Ms. Zane, and commissions of $52,269 paid by the Company to Ms. Zane based on a percentage of certain sales by the Company. For fiscal 2001, represents a fixed salary of $110,000 paid by the Company to Ms. Zane, and commissions of $31,279 paid by the Company to Ms. Zane based on a percentage of certain sales by the Company.
(10)	For fiscal 2003, represents $720 of premiums paid by the Company on a life insurance policy, the proceeds of which are payable to the beneficiary of Ms. Zane, and $4,000 of Company contributions to the 401(k) plan on behalf of Ms. Zane. For fiscal 2002, represents $504 of premiums paid by the Company on a life insurance policy, the proceeds of which are payable to the beneficiary of Ms. Zane, and $3,400 of Company contributions to the 401(k) plan on behalf of Ms. Zane. For fiscal 2001, represents $393 of premiums paid by the Company on a life insurance policy, the proceeds of which are payable to the beneficiary of Ms. Zane, and $3,400 of Company contributions to the 401(k) plan on behalf of Ms. Zane.

Compensation of Directors

Effective January 1, 2001, directors of the Company receive an annual fee of $12,000 and the Chairman of the Board, currently Dr. Higgins D. Bailey, receives an annual fee of $15,000. In addition, directors of the Company are reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors. During fiscal 2003, the Company granted an option to purchase 10,000 shares of Common Stock at an exercise price of $2.88 per share to Mr. Tannenbaum. This option expires on January 30, 2008.

Employment Agreements

On June 1, 1999, the Company entered into employment agreements with Stephen D. Okland, Vice President-Domestic Sales, and Drew M. Diaz, Vice President-Worldwide Sales; effective June 26, 2001, the Company entered into an amended and restated employment agreement with Emil H. Soika, President, Chief Executive Officer and Director; and, effective May 18, 2000, the Company entered into an employment agreement with Joseph P. Lester, Vice President and General Manager. The agreements provide, respectively, that Mr. Soika will receive a base salary of at least $180,000 per year, and Mr. Okland, Mr. Diaz and Mr. Lester will continue to receive their respective current compensation, with an annual review of the compensation within 30 days prior to the end of each fiscal year. Mr. Soika is eligible to participate in a cash bonus program and each of Mr. Soika, Mr. Okland, Mr. Diaz and Mr. Lester is entitled to receive health and life insurance coverage and disability insurance. The Company may terminate Mr. Soika’s, Mr. Okland’s, Mr. Diaz’s or Mr. Lester’s respective employment at any time and any of Mr. Soika, Mr. Okland, Mr. Diaz or Mr. Lester may resign at any time. If the Company terminates their employment without cause at any time either prior to or after a change in control of the Company, Mr. Soika is entitled to receive payment of his base salary and his other employee benefits for 30 months, Mr. Okland is entitled to receive payment of $18,750 per month and his other employee benefits for 24 months, and Mr. Diaz and Mr. Lester are each entitled to receive payment of their then current compensation and their other employee benefits for 12 months, respectively, from the date of termination. If Mr. Soika’s, Mr. Okland’s, Mr. Diaz’s or Mr. Lester’s employment is terminated for any other reason before a change in control of the Company, the terminated employee will not be entitled to receive any base salary or other benefits for periods after the termination date. If the Company experiences a change in control, and Mr. Soika voluntarily terminates his employment for any reason after the change in control, or Mr. Okland, Mr. Diaz or Mr. Lester voluntarily terminates his employment for any reason after completing three months of employment after the change in control, Mr. Soika is entitled to receive payment of his base salary and his other employee benefits for 30 months, Mr. Okland is entitled to receive payment of $18,750 per month and his other employee benefits for 24 months, and each of Mr. Diaz and Mr. Lester is entitled to receive payment of his then current compensation and his other employee benefits for 12 months, respectively, after the date of termination, or until Mr. Soika, Mr. Okland, Mr. Diaz or Mr. Lester secures alternative employment, whichever period is shorter. Each of Mr. Soika, Mr. Okland, Mr. Diaz and Mr. Lester has agreed not to compete with the Company during employment and for a period of 12, 24, 12 and 12 months, respectively, after any voluntary termination of employment or any termination by the Company without cause. Mr. Soika, Mr. Okland, Mr. Diaz and Mr. Lester have each agreed to maintain the confidentiality of the Company’s financial statements and other financial information.

Stock Option Plans

On December 5, 1992 the Company adopted two nonqualified stock option plans, the 1992 Employee Stock Option Plan and the 1992 Non-Employee Stock Option Plan (collectively, the “1992 Plans”). Pursuant to the adoption of the 1992 Plans, no new stock options can be granted under the stock option plans which existed prior to the approval of the 1992 Plans (collectively, the “1987 Plans” and along with the 1992 Plans, the “Old Plans”), although the Company may regrant existing stock options under the 1987 Plans to extend the term of such stock options. The 1992 Plans provide for the grant to key employees and outside directors and consultants of the Company of options covering shares of Common Stock. The 1992 Plans are administered by the Compensation Committee of the Board of Directors which has discretion to select optionees, designate the number of shares to be covered by each option, establish vesting schedules, specify the amount and type of consideration to be paid to the Company on exercise, and to specify certain other terms of the options. The exercise price of options granted under the 1992 Plans must be at least 100% of the fair market value of the Common Stock on the date of grant.

The Company has reserved 2,280,000 shares of Common Stock for issuance under the 1992 Employee Stock Option Plan and 180,000 shares of Common Stock for issuance under the 1992 Non–Employee Stock Option Plan, subject to adjustment for certain dilutive events. At the end of fiscal 2003, options to purchase 1,389,670 shares were outstanding under the 1992 Plans and options to purchase 36,700 shares were outstanding under the 1987 Plans. During fiscal 2003, options were granted to purchase 257,250 shares of Common Stock under the 1992 Plans at an average per share exercise price of $2.89 (all options were granted at no less than the market price on the grant dates) and options to purchase 16,700 shares of Common Stock were regranted under the 1987 Plans at an average per share exercise price of $3.11 per share. In addition, during fiscal 2003, options to purchase 36,000 shares of Common Stock at an average per share exercise price of $2.97 were canceled under the 1992 Plans and options to purchase 16,700 shares of Common Stock at an average per share exercise price of $3.62 were canceled under the 1987 Plans and options to purchase 4,500 shares at an average exercise price per share of $1.625 were exercised under the 1992 Plans and no options to purchase shares of Common Stock were exercised under the 1987 Plans.

A total of 179,380 shares of Common Stock remain available for future grants under the 1992 Plans. If the stockholders of the Company approve the 2003 Plan at the Annual Meeting, the Company proposes to move those 179,380 shares to the 2003 Plan. As a result, no new stock options would be granted under the 1992 Plans, although the Company could regrant existing stock options under the 1992 Plans to extend the term of such stock options. Approval of the 2003 Plan will result in 250,620 shares being available for future grants in addition to the 179,380 shares currently available, for a total of 430,000 shares authorized for issuance under the 2003 Plan. If the 2003 Plan is not approved by stockholders, 179,380 shares will continue to be available for future grants under the 1992 Plans.

The following table provides certain information regarding stock options granted to the named executive officers of the Company during the fiscal year ended June 30, 2003.

OPTION GRANTS IN LAST FISCAL YEAR

Name	Number of Securities Underlying Options Granted (#)		% of Total Options Granted to Employees in Fiscal Year		Exercise Price ($/Sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term ($)
							5%	10%
Emil H. Soika	—		—		—	—	—	—

Drew M. Diaz	10,000 4,000	(1) (2)	4.3 1.7	% %	2.88 2.97	January 30, 2008 April 6, 2005	7,957 —	17,583 1,043

Joseph P. Lester	50,000	(1)	21.4%		2.88	January 30, 2008	39,785	87,913

Stephen D. Okland	—		—		—	—	—	—

Deborah A. Zane	10,000	(1)	4.3%		2.88	January 30, 2008	7,957	17,583

(1)	These options are exercisable over a four-year period: one-quarter of the shares vest on each of January 30, 2004, January 30, 2005, January 30, 2006 and January 30, 2007.
(2)	The Company extended a common stock option expiring on April 6, 2003 for two additional years. This option was exercisable on the date of regrant.

The following table shows the fiscal year-end value of unexercised options held by the named executive officers. None of the named executive officers exercised options in fiscal 2003.

AGGREGATED FISCAL YEAR-END OPTION VALUES

	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options at Fiscal Year End ($)(1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Emil H. Soika	300,000	100,000	359,100	49,850
Drew M. Diaz	88,000	40,000	108,440	36,800
Joseph P. Lester	87,500	87,500	78,250	46,750
Stephen D. Okland	—	—	—	—
Deborah A. Zane	65,000	35,000	73,000	26,875

(1)	Based on the reported closing price of $3.14 per share of Common Stock on June 30, 2003.

Equity Compensation Plan Information

The following table summarizes share information for the Company’s equity compensation plans as of June 30, 2003, including all of the Old Plans and the Company’s Employee Stock Purchase Plan. All of these equity compensation plans have been approved by the Company’s stockholders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities in first column)
Equity compensation plans approved by security holders	1,426,370 shares	$2.35 per share	629,252 shares

Equity compensation plans not approved by security holders	100,000 shares	$2.18 per share	0 shares

Total	1,526,370 shares	$2.34 per share	629,252 shares

As noted in the table above, the Company has issued warrants to a consultant which have not been approved by the Company’s shareholders. The Company executed a warrant agreement with the consultant in December 2000 for the purchase of 70,000 shares of Common Stock at an exercise price of $1.875 per share. The warrant vests annually on the anniversary date of the agreement over a four-year period. The warrants expire in December 2005. Any unvested shares under the warrants terminate if the consultant ceases to provide services to the Company. In addition to the foregoing, the Company also extended warrants for the purchase of 30,000 shares of Common Stock issued to the consultant expiring in February 2003 for an additional five years with an exercise price of $2.88 per share.

Retirement Plan

Effective April 1, 1991, the Company adopted a 401(k) plan, which covers substantially all employees who have completed three months of employment. Under the plan, eligible employees can contribute up to 15% of pre-tax compensation for investment in a trust under the plan. The Company matches 50% of the first 4% of employee contributions made, subject to annual approval by the Board of Directors. Employee contributions, within certain limitations, are considered tax deferred under the provisions of section 401(k) of the Internal Revenue Code. Withdrawals of tax deferred amounts may be made upon termination of employment or earlier in the event of certain defined hardship situations. Contributions made or accrued for named executive officers are included under the “All Other Compensation” column in the Summary Compensation Table.

Other than the 401(k) plan, the Company does not maintain any pension, profit sharing, retirement or similar plans.

Compensation Committee Report

The objectives of the Company’s compensation program are to attract and retain the best available executives, to motivate these executives to achieve the Company’s business goals and to recognize individual contributions as well as overall business results. To achieve these objectives, the Company reviews its compensation program on a regular basis and attempts to tie a portion of each executive’s potential compensation to Company performance.

The key elements of the Company’s executive compensation program consist of fixed compensation, in the form of base salary, and variable compensation, which is more directly tied to Company performance, through stock option awards, sales commissions and bonuses. In determining each element of compensation to be awarded to an executive officer, the Compensation Committee considers the executive’s overall benefit package as well as the executive’s responsibilities and experience. The Compensation Committee also considers the competitive marketplace for executive talent, including, to the extent possible, a comparison to compensation packages for executives with similar levels of experience and responsibility at other companies. In fixing the stock option grants, the Committee considers the current stock holdings of each eligible officer, their responsibilities and historical and anticipated future contributions to the Company’s performance. The Committee believes that selective grants of stock options promote a commonality of interest between the Company’s officers and its stockholders by giving the Company’s officers added incentives to maximize the Company’s stock price.

During fiscal 2003, the Compensation Committee reviewed the compensation package of Mr. Soika, the Company’s President and Chief Executive Officer. The Compensation Committee considered that Mr. Soika had received a base salary of $180,000 since June 2001 and $150,000 from November 1998 to June 2001, without any opportunity for a significant incentive bonus. As part of its review, the Compensation Committee compared Mr. Soika’s compensation to a survey of over 300 Presidents and Chief Executive Officers in the Milwaukee area, and determined that Mr. Soika’s compensation package placed him near the bottom of that survey. The average annual compensation in the survey was approximately $330,000. Accordingly, the Compensation Committee resolved to recommend to the Company’s Board of Directors that Mr. Soika’s salary be increased to $225,000 per year and that he receive a discretionary $25,000 bonus payment as of December 2002. The Compensation Committee’s recommendation was based upon the compensation survey discussed above and the Company’s achievements under Mr. Soika’s leadership during fiscal 2002 and the first part of fiscal 2003, including expansion of the Company’s sales and marketing efforts into new markets, new product development efforts, new customer contracts, improved sales in the first part of fiscal 2003, and completion of the sale of the Company’s headquarters and the resulting reduction of costs and elimination of the long-term bank debt on the Company’s balance sheet. The Company’s Board of Directors approved the changes to Mr. Soika’s compensation in December 2002. The Compensation Committee intends to consider a formal incentive bonus program for Mr. Soika in the future and will also consider stock option grants and future salary increases to ensure that Mr. Soika’s total compensation remains competitive and provides appropriate financial rewards for increases in the value of the Company to its stockholders.

COMPENSATION COMMITTEE:

Dr. Higgins D. Bailey (Chairman)

Stephen K. Tannenbaum

Stock Performance

The following table tracks the value of $100 invested on June 30, 1998 in the Company’s Common Stock compared to the change in the S&P 500 Index and the Nasdaq Composite Index. The chart shows that $100 invested five years ago in the Common Stock was worth $112 at June 30, 2003 compared to $86 for the S&P 500 and $86 for the Nasdaq Composite Index:

CRITICARE SYSTEMS, INC.

STOCK PERFORMANCE COMPARED TO THE

S&P 500 AND THE NASDAQ INDEX

	S&P 500	Nasdaq	Criticare
June 30, 1998	100	100	100
June 30, 1999	121	143	73
June 30, 2000	128	211	83
June 29, 2001	108	115	153
June 28, 2002	87	78	142
June 30, 2003	86	86	112

The following graph presents, for a five-year period, the cumulative total stockholder return of the Company, the Standard & Poor’s 500 Index and the Nasdaq Composite Index. Cumulative total stockholder return is defined as share price appreciation assuming reinvestment of dividends.

Security Ownership

The following table sets forth information with respect to beneficial ownership of the Common Stock as of August 31, 2003 by (a) each director of the Company, (b) each named executive officer, (c) each person known to the Company to own beneficially more than 5% of the Common Stock; and (d) all directors and executive officers as a group.

The Company has determined beneficial ownership in accordance with the rules of the SEC. Unless otherwise indicated, the persons and entities included in the table have sole voting and investment power with respect to all shares beneficially owned, except to the extent authority is shared by spouses under applicable law. Shares of Common Stock subject to options that are either currently exercisable or exercisable within 60 days of August 31, 2003 are treated as outstanding and beneficially owned by the option holder for the purpose of computing the percentage ownership of the option holder. However, these shares are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The table lists the applicable percentage ownership based on 11,072,846 shares outstanding.

Name and Address of Beneficial Owner(1)	Number of Shares Owned		Percent
Higgins D. Bailey	10,000	(2)	*
Jeffrey T. Barnes	1,816,273	(3)	16.4
N.C. Joseph Lai, Ph.D.	359,710	(4)	3.2
Emil H. Soika	300,969	(5)	2.6
Stephen K. Tannenbaum	5,000	(6)	*
Drew M. Diaz	90,414	(7)	*
Joseph P. Lester	87,500	(8)	*
Stephen D. Okland	—		*
Deborah A. Zane	65,000	(9)	*
Entities affiliated with Oxford Bioscience Partners	1,786,273	(10)	16.1
All directors and executive officers as a group (11 persons)	2,794,866	(11)	23.9

*	Less than 1%
(1)	Unless otherwise indicated, the address of the beneficial owner is 20925 Crossroads Circle, Suite 100, Waukesha, Wisconsin 53186; the address of Mr. Barnes and Oxford Bioscience Partners is 222 Berkeley Street, Suite 1650, Boston, Massachusetts 02116-3733; the address of Dr. Lai is W302 N6117 Spence Road, Hartland, WI 53029; the address of Mr. Tannenbaum is 4155 East Jewell Avenue, Suite 610, Denver, CO 80222; and the address of Dr. Bailey is 102 Celano Circle, Palm Desert, CA 92211.
(2)	Consists of 10,000 shares which Mr. Bailey has the right to acquire under currently exercisable options.
(3)	Includes 20,000 shares owned directly by Mr. Barnes and 10,000 shares which Mr. Barnes has the right to acquire under currently exercisable options. Also includes 1,431,317 shares held of record by Oxford Bioscience Partners III L.P.; 133,970 shares held of record by Oxford Bioscience Partners (Adjunct) III L.P.; 203,993 shares held of record by Oxford Bioscience Partners (Bermuda) III Limited Partnership; and 16,993 shares held of record by mRNA Fund L.P. Mr. Barnes may be deemed to share beneficial ownership of these shares, and he disclaims such beneficial ownership except to the extent of his pecuniary interest in such shares.
(4)	Includes 5,420 shares which Dr. Lai has the right to acquire under currently exercisable options; 116,000 shares owned of record by Helen Lai, Dr. Lai’s wife; 85,000 shares owned by a trust of which Dr. Lai and his wife are trustees; and 4,000 shares owned by the Lai Family Foundation.
(5)	Consists of 300,000 shares which Mr. Soika has the right to acquire under currently exercisable options and 969 shares in Mr. Soika’s account under the Criticare Systems, Inc. Employee Stock Purchase Plan (the “Purchase Plan”).
(6)	Consists of 5,000 shares which Mr. Tannenbaum has the right to acquire under currently exercisable options.

(7)	Consists of 88,000 shares which Mr. Diaz has the right to acquire under currently exercisable options and 2,414 shares in Mr. Diaz’s account under the Purchase Plan.
(8)	Consists of 87,500 shares which Mr. Lester has the right to acquire under currently exercisable options.
(9)	Consists of 65,000 shares which Ms. Zane has the right to acquire under currently exercisable options.
(10)	Oxford Bioscience Partners and related entities (collectively “Oxford”) filed a Schedule 13D dated October 27, 2000, and a Schedule 13D/A dated March 9, 2001, reporting that as of March 9, 2001 it was the beneficial owner of 1,786,273 shares of Common Stock. The shares of Common Stock beneficially owned by Oxford include (i) 1,431,317 shares held of record by Oxford Bioscience Partners III L.P., with shared voting and investment power as to all of such shares (OBP Management III L.P. may be deemed to share voting and investment power as to all of such shares); (ii) 133,970 shares held of record by Oxford Bioscience Partners (Adjunct) III L.P., with shared voting and investment power as to all of such shares (OBP Management III L.P. may be deemed to share voting and investment power as to all of such shares); (iii) 203,993 shares held of record by Oxford Bioscience Partners (Bermuda) III Limited Partnership, with shared voting and investment power as to all of such shares (OBP Management (Bermuda) III Limited Partnership may be deemed to share voting and investment power as to all of such shares); and (iv) 16,993 shares held of record by mRNA Fund L.P., with shared voting and investment power as to all of such shares (mRNA Partners, L.P. may be deemed to share voting and investment power as to all of such shares). Jeffrey T. Barnes, Jonathon J. Fleming, Alan G. Walton and Michael J. Brennan may be deemed to share voting and investment power as to all of the shares held by Oxford, and they disclaim beneficial ownership of such shares.
(11)	Includes 625,920 shares of Common Stock the members of the group have a right to acquire under currently exercisable options and 3,383 shares in the accounts of the members of group under the Purchase Plan.

PROPOSAL NO. 2:

ADOPTION AND APPROVAL OF THE

CRITICARE SYSTEMS, INC. 2003 STOCK OPTION PLAN

Purpose and Effect of Proposed Amendment

Proposed Adoption.    Subject to stockholder approval, the Board of Directors has adopted and approved the Criticare Systems, Inc. 2003 Stock Option Plan (the “2003 Plan”).

Purpose of 2003 Plan.    The Company recognizes the importance of attracting, retaining and motivating those persons who make (or are expected to make) important contributions to the Company by providing such persons with equity opportunities and performance-based incentives. The Board of Directors believes that the 2003 Plan is critically important to the furtherance of these objectives. The Board of Directors also believes that, through the 2003 Plan, the Company will be able to enhance the prospects for its business activities and objectives and more closely align the interests of those persons who provide services to the Company with those of the Company’s stockholders by offering such persons the opportunity to participate in the Company’s future through proprietary interests in the Company.

A total of 179,380 shares of Common Stock remain available for future grants under the 1992 Plans. If the stockholders of the Company approve the 2003 Plan at the Annual Meeting, the Company proposes to move those 179,380 shares to the 2003 Plan and the 2003 Plan would replace the 1992 Plans. As a result, no new stock options would be granted under the 1992 Plans, although the Company could regrant existing stock options under the 1992 Plans to extend the term of such stock options. Approval of the 2003 Plan will result in 250,620 shares being available for future grants in addition to the 179,380 shares currently available, for a total of 430,000 shares authorized for issuance under the 2003 Plan. If the 2003 Plan is not approved by stockholders, 179,380 shares will continue to be available for future grants under the 1992 Plans.

Description of 2003 Plan

The following description of the 2003 Plan is qualified in its entirety by reference to the 2003 Plan, which is attached hereto as Appendix A.

The Board of Directors has designated that the Compensation Committee will administer the 2003 Plan. Under the 2003 Plan, the Compensation Committee may grant options to purchase shares of Common Stock to directors, officers and employees of the Company and to other persons who provide services to the Company. Options granted under the 2003 Plan will be nonqualified stock options under the Internal Revenue Code of 1986, as amended. The options will expire at such time as the Compensation Committee determines. Options cannot be exercised until the vesting period, if any, specified by the Compensation Committee has expired. Options are not transferable other than by will or the laws of descent and distribution, and may be exercised during the life of the recipient only by him or her.

The option price per share is determined by the Compensation Committee. The option price per share cannot be less than 100% of the fair market value of the Common Stock on the date such option is granted.

The 2003 Plan will terminate in November 2013, unless sooner terminated by the Board of Directors. The 2003 Plan provides that the maximum number of shares of Common Stock that may be issued under the 2003 Plan is 430,000 shares.

New Plan Benefits

Directors and executive officers of the Company (including the named executive officers) will be eligible to participate in the 2003 Plan. Future grants will be at the discretion of the Compensation Committee and, at present, no specific grants have been determined under the 2003 Plan.

Vote Required For Approval

The affirmative vote of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting is required for the approval and adoption of the 2003 Plan.

Board of Directors Recommendation

The Board of Directors recommends a vote “FOR” the approval and adoption of the 2003 Plan.

PROPOSAL NO. 3: RATIFICATION OF APPOINTMENT

OF INDEPENDENT ACCOUNTANTS

The Audit Committee has appointed BDO Seidman, LLP as independent certified public accountants to examine the financial statements of the Company and its consolidated subsidiaries for the fiscal year ending June 30, 2004. Unless otherwise directed, proxies will be voted in FAVOR of the ratification of such appointment.

Although this appointment is not required to be submitted to a vote of stockholders, the Company believes it appropriate as a matter of policy to request that the stockholders ratify the appointment. If stockholder ratification is not received, the Audit Committee will reconsider the appointment. It is expected that a representative of BDO Seidman, LLP will be present at the Annual Meeting and will have the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions.

PROPOSALS FOR 2004 ANNUAL MEETING

Proposals which stockholders intend to present at the 2004 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must be received at the Company’s principal offices in Waukesha, Wisconsin, no later than June 11, 2004 for inclusion in the proxy material for that meeting. Proposals submitted other than pursuant to Rule 14a-8 will be considered untimely if received after August 25, 2004 and the Company will not be required to present any such proposal at the 2004 Annual Meeting of Stockholders. If the Board of Directors decides to present a proposal despite its untimeliness, the people named in the proxies solicited by the Board of Directors for the 2004 Annual Meeting of Stockholders will have the right to exercise discretionary voting power with respect to such proposal.

EXPENSES OF SOLICITATION

The cost of this solicitation of proxies will be paid by the Company. It is anticipated that the proxies will be solicited only by mail, except that solicitation personally or by telephone may also be made by the Company’s regular employees who will receive no additional compensation for their services in connection with the solicitation. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials and the annual report to beneficial owners of stock held by such persons. The Company will reimburse such parties for their expenses in so doing.

ANNUAL REPORT

A copy of the 2003 Annual Report of the Company accompanies this Proxy Statement. A copy of the Company’s Annual Report on Form 10-K for fiscal year 2003 will be provided without charge on written request of any stockholder whose proxy is being solicited by the Board of Directors. The written request should be directed to Corporate Secretary, Criticare Systems, Inc., 20925 Crossroads Circle, Suite 100, Waukesha, Wisconsin 53186.

BY ORDER OF THE BOARD OF DIRECTORS

Michael J. Sallmann,

Secretary

Waukesha, Wisconsin

October 9, 2003

APPENDIX A

CRITICARE SYSTEMS, INC.

2003 STOCK OPTION PLAN

1.  Purposes of the Plan.    The purpose of this Plan is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company’s stockholders.

2.  Definitions.    As used herein, the following definitions shall apply:

(a) “Administrator” means the Board or any of its Committees authorized to administer the Plan, in accordance with section 4 of the Plan.

(b) “Applicable Laws” means the requirements relating to the administration of stock option plans under applicable state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options are, or will be, granted under the Plan.

(c) “Board” means the Board of Directors of the Company.

(d) “Cause” means the definition of Cause in Optionee’s employment agreement, if any, with the Company. If no such employment agreement or definition in such agreement exists, Cause means (i) breach by Optionee of any covenant not to compete or confidentiality agreement with the Company, (ii) failure by Optionee to substantially perform his or her duties to the reasonable satisfaction of the Board, (iii) serious misconduct by Optionee which is demonstrably and substantially injurious to the Company, (iv) fraud or dishonesty by Optionee with respect to the Company, (v) material misrepresentation by Optionee to a stockholder or director of the Company, (vi) acts of negligence by Optionee in performance of Optionee’s duties that are substantially injurious to the Company or (vii) Optionee’s conviction of, or a plea of guilty or nolo contendere to, a felony or other crime involving moral turpitude. The Administrator shall make the determination of whether Cause exists.

(e) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(f) “Committee” means a committee of Directors appointed by the Board in accordance with section 4 of the Plan.

(g) “Common Stock” means the Common Stock, par value $0.04 per share, of the Company.

(h) “Company” means Criticare Systems, Inc., a Delaware corporation.

(i) “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(j) “Director” means a member of the Board.

(k) “Disability” means total and permanent disability as defined in section 22(e)(3) of the Code.

(l) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) if the Common Stock is listed on any established stock exchange or a national market system, including, without limitation, the Nasdaq National Market or the Nasdaq SmallCap Market, its Fair

Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) if the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) in the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

(o) “Officer” means a person who is an officer of the Company within the meaning of section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(p) “Option” means a stock option granted pursuant to the Plan. All Options granted pursuant to the Plan shall be considered nonstatutory stock options within the meaning of section 422 of the Code and the regulations promulgated thereunder.

(q) “Option Agreement” means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

(r) “Optionee” means the holder of an outstanding Option granted under the Plan.

(s) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in section 424(e) of the Code.

(t) “Plan” means this Criticare Systems, Inc. 2003 Stock Option Plan.

(u) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(v) “Section 16(b)” means section 16(b) of the Exchange Act.

(w) “Service Provider” means an Employee, Officer, Director or Consultant.

(x) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in section 424(f) of the Code.

3.  Stock Subject to the Plan.    Shares of Common Stock which may be issued pursuant to Options granted under the Plan may be either authorized and unissued shares of Common Stock or authorized and issued shares of Common Stock held by the Company as treasury stock. Subject to the provisions of section 10 of the Plan, the maximum aggregate number of shares of Common Stock that may be issued under the Plan is 430,000 shares. If an Option expires or becomes unexercisable without having been exercised in full the unissued shares which were subject thereto shall become available for future grant or sale under the Plan.

4.  Administration of the Plan.

(a)  Procedure.

(i)  Rule 16b-3.    If the Company has a class of securities registered under the Exchange Act, to the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(ii)  Administration.    The Plan shall be administered by [a] the Board or [b] a Committee authorized by the Board to administer the Plan, which Committee shall be constituted to satisfy Applicable Laws.

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(b)  Powers of the Administrator.    Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its sole discretion, from time to time:

(i) To determine the Fair Market Value.

(ii) To select the Service Providers to whom Options may be granted hereunder.

(iii) To determine the number of shares of Common Stock to be covered by each Option granted hereunder.

(iv) To approve forms of agreement for use under the Plan.

(v) To determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting acceleration, and any restriction or limitation regarding any Option or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine.

(vi) To construe and interpret the terms of the Plan and awards granted pursuant to the Plan.

(vii) To prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws.

(viii) To modify or amend each Option (subject to section 12(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan.

(ix) To authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option previously granted by the Administrator.

(x) To make all other determinations deemed necessary or advisable for administering the Plan.

(c)  Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final, conclusive and binding on all Optionees.

5.  Eligibility.    All of the Company’s Service Providers (and any individuals who have accepted an offer for service as a Service Provider) are eligible to be granted Options under the Plan.

6.  Limitations.    Neither the Plan nor any Option shall confer upon an Optionee any right with respect to continuing the Optionee’s relationship as a Service Provider with the Company, nor shall they interfere in any way with the Optionee’s right or the Company’s right to terminate such relationship at any time, with or without cause.

7.  Term of Plan.    Subject to section 16 of the Plan, the Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten years unless terminated earlier under section 12 of the Plan. Any Options outstanding at the end of such period shall remain in effect in accordance with their terms.

8.  Options.

(a)  Term.    The term of each Option shall be stated in the Option Agreement.

(b)  Exercise Price.    The per share exercise price for the shares of Common Stock to be issued pursuant to exercise of an Option shall be determined by the Administrator, but shall not be less than Fair Market Value on the date the Option is granted or the trading day immediately preceding the date the Option is granted.

(c)  Waiting Period and Exercise Dates.    At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.

3

(d)  Form of Consideration.    The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. Such consideration may consist entirely of:

(i) cash;

(ii) check;

(iii) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

(iv) any combination of the foregoing methods of payment; or

(v) such other consideration and method of payment for the issuance of shares of Common Stock to the extent permitted by Applicable Laws.

(e)  Exercise of Option.

(i)  Procedure for Exercise; Rights as a Shareholder.    Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as are determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a share.

An Option shall be deemed exercised when the Company receives: [a] written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and [b] full payment for the shares of Common Stock with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Common Stock subject to the Option, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the shares are issued, except as provided in section 10 of the Plan.

Exercising an Option in any manner shall decrease the number of shares of Common Stock thereafter available, both for purposes of the Plan and for sale under the Option, by the number of shares of Common Stock as to which the Option is exercised.

(ii)  Termination of Relationship as a Service Provider.    If an Optionee ceases to be a Service Provider, other than upon the Optionee’s death or Disability, retirement after age 55 or termination for Cause, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three months following the Optionee’s termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the shares of Common Stock covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the shares of Common Stock covered by such Option shall revert to the Plan.

(iii)  Disability or Retirement of Optionee.    If an Optionee ceases to be a Service Provider as a result of the Optionee’s Disability or the Optionee’s retirement after age 55, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such

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Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve months following the Optionee’s termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the shares of Common Stock covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the shares of Common Stock covered by such Option shall revert to the Plan.

(iv)  Death of Optionee.    If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement), by the Optionee’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve months following the Optionee’s death. If, at the time of death, the Optionee is not vested as to his or her entire Option, the shares of Common Stock covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Optionee’s estate or, if none, by the person(s) entitled to exercise the Option under the Optionee’s will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the shares of Common Stock covered by such Option shall revert to the Plan.

(v)  Termination for Cause.    If an Optionee ceases to be a Service Provider as a result of a termination for Cause, any Option or Options held by him or her under the Plan, to the extent not exercised before such termination, shall forthwith terminate.

(vi)  Buy-out Provisions.    The Administrator may at any time offer to buy out for a payment in cash or shares of Common Stock an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

9.  Nontransferability of Options.    Unless determined otherwise by the Administrator, an Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option transferable, such Option shall contain such additional terms and conditions as the Administrator deems appropriate.

10.  Adjustments Upon Changes in Capitalization, Dissolution, or Acquisition of the Company.

(a)  Changes in Capitalization.    Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

(b)  Acquisitions.    In the event that an Acquisition (as defined below) occurs with respect to the Company, the Administrator shall, in its sole discretion, have authority to provide for (i) waiver in whole or in part of any remaining restrictions or vesting requirements in connection with any Option granted

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hereunder, (ii) the conversion of each outstanding Option into cash equal to a reasonable, good faith estimate of an amount (hereinafter the “Spread”) equal to the difference between the net amount per share payable in the Acquisition, or as a result of the Acquisition, less the exercise price per share of the Option and/or (iii) the conversion of outstanding Options into the right to receive securities of another entity upon such terms and conditions as are determined by the Administrator in its discretion. In estimating the Spread, appropriate adjustments to give effect to the existence of the Options shall be made, such as deeming the Options to have been exercised, with the Company receiving the exercise price payable thereunder, and treating the shares receivable upon exercise of the Options as being outstanding in determining the net amount per share. For purposes of this section, an “Acquisition” shall mean any transaction in which substantially all of the Company’s assets are acquired or in which a controlling amount of the Company’s outstanding shares are acquired, in each case by a single person or entity or an affiliated group of persons and/or entities regardless of how the Acquisition is effectuated, whether by direct purchase, through a merger or similar corporate transaction, or otherwise. For purposes of this section a controlling amount shall mean more than 50% of the issued and outstanding shares of stock of the Company. In cases where the Acquisition consists of the acquisition of assets of the Company, the net amount per share shall be calculated on the basis of the net amount receivable with respect to shares upon a distribution and liquidation by the Company after giving effect to expenses and charges, including but not limited to taxes, payable by the Company before the liquidation can be completed.

(c)  Dissolution or Liquidation.    Subject to Section 10(b) above, in the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until ten days prior to such transaction as to all of the Common Stock covered thereby, including shares of Common Stock as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any shares of Common Stock purchased upon exercise of an Option shall lapse as to all such shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed action.

11.  Date of Grant.    The date of grant of an Option shall be, for all purposes, the date on which the Administrator makes the determination granting such Option, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

12.  Amendment and Termination of the Plan.

(a)  Amendment and Termination.    The Board may at any time amend, alter, suspend or terminate the Plan.

(b)  Stockholder Approval.    The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c)  Effect of Amendment or Termination.    No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

13.  Conditions Upon Issuance of Shares.

(a)  Legal Compliance.    Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

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(b)  Investment Representations.    As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the shares of Common Stock are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required.

14.  Inability to Obtain Authority.    The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares of Common Stock hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained.

15.  Reservation of Shares.    The Company, during the term of this Plan, will at all times reserve and keep available such number of shares of Common Stock as shall be sufficient to satisfy the requirements of the Plan.

16.  Stockholder Approval.    The Plan shall be subject to approval by the stockholders of the Company within 12 months after the date the Plan is adopted. Such stockholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

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PROXY	CRITICARE SYSTEMS, INC.	PROXY

2003 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Emil H. Soika and Michael J. Sallmann, or either one of them, each with full power of substitution and resubstitution, as proxy or proxies of the undersigned to attend the Annual Meeting of Stockholders of Criticare Systems, Inc. to be held on November 14, 2003 at 4:00 p.m., local time, at 20925 Crossroads Circle, Suite 100, Waukesha, Wisconsin 53186, and at any adjournment thereof, there to vote all shares of stock of Criticare Systems, Inc. which the undersigned would be entitled to vote if personally present as specified upon the following matters and in their discretion upon such other matters as may properly come before the meeting.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement, ratifies all that said proxies or their substitutes may lawfully do by virtue hereof, and revokes all former proxies.

Please sign exactly as your name appears hereon, date and return this Proxy. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED TO GRANT AUTHORITY TO ELECT THE NOMINATED DIRECTORS, TO RATIFY THE APPOINTMENT OF BDO SEIDMAN, LLP AS INDEPENDENT ACCOUNTANTS FOR THE 2004 FISCAL YEAR AND TO APPROVE AND ADOPT THE CRITICARE SYSTEMS, INC. 2003 STOCK OPTION PLAN. IF OTHER MATTERS COME BEFORE THE MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXIES APPOINTED.

DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED

CRITICARE SYSTEMS, INC.

PLEASE MARK VOTES AS IN THIS EXAMPLE USING DARK INK ONLY.  ☒

1. ELECTION OF DIRECTORS: (terms expiring at the 2006 Annual Meeting) Emil H. Soika Stephen K. Tannenbaum	For All ☐	Withhold All ☐	For All Except ☐	2.	To approve and adopt the Ciritcare Systems, Inc. 2003 Stock Option Plan	For ☐	Against ☐	Abstain ☐

_____________________________ (Instructions: To withhold authority to vote for any indicated nominee, write the name(s) of such nominee(s) above.)				3.	To ratify the appointment of BDO Seidman, LLP as independent accountants for the 2004 fiscal year.	For ☐	Against ☐	Abstain ☐

				4.	In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting.

					Check appropriate box Indicate changes below: Address Change: ☐		Name Change: ☐

					Date________________

				Signature(s)___________________________________

____________________________________________

If signing as attorney, executor, administrator, trustee
or guardian, please add your full title as such. If shares
are held by two or more persons, all holders must sign
the Proxy.

FOLD AND DETACH HERE

YOUR VOTE IS IMPORTANT!

PLEASE VOTE, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY

USING THE ENCLOSED ENVELOPE.

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